Exhibit 8.2

REEDER & SIMPSON P.C.

P.O. Box 601 RRE Commercial Center Majuro, MH 96960	Telephone:011-692-625-3602 Facsimile: 011-692-625-3603 Email: dreeder@ntamar.net simpson@otenet.gr

April 20, 2007

Seaspan Corporation

Attention: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong, SAR PRC

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation, a non-resident domestic corporation formed under the laws of the RMI (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-3 (No. 333-142195) (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the offering and sale of common shares (the “Common Shares”), as supplemented by the prospectus supplement dated April 18, 2007 (the “Prospectus Supplement”) filed pursuant to Rule 424(b) under the Act.

In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences - Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K of the Company and to the use of our name in the Registration Statement and the Prospectus Supplement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Reeder & Simpson, P.C.